AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT


                  THIS AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT is made as of April 29, 2004, by and between CALIFORNIA DAILY TAX FREE INCOME FUND, INC., a Maryland corporation (the "Fund"), on behalf of the Advantage California Tax Exempt Liquidity Fund Class of Shares, and REICH & TANG DISTRIBUTORS, INC., who serves as shareholder servicing agent for the Fund's Advantage California Tax Exempt Liquidity Fund Class of Shares, shall be as follows:

                 1. The name California Tax Exempt Liquidity Fund Class of Shares has been changed to Advantage California Tax Exempt Liquidity Fund Class of Shares. Accordingly, all references to California Tax Exempt Liquidity Fund Class of Shares in the Shareholder Servicing Agreement should be replaced with Advantage California Tax Exempt Liquidity Fund Class of Shares; and

                2. All references to Fahnestock & Co. Inc. in the Shareholder Servicing Agreement should be replaced with Oppenheimer & Co. Inc.

                The Shareholder Servicing Agreement, as expressly amended hereby, shall continue in full force and effect.

                IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT as of the day and year first above written.


                                     CALIFORNIA DAILY TAX FREE INCOME FUND, INC.


                                       By: /s/ Rosanne Holtzer
                                           -------------------
                                           Name: Rosanne Holtzer
                                           Title:Secretary


                                      REICH & TANG DISTRIBUTORS, INC.


                                       By: /s/ Richard De Sanctis
                                           ----------------------
                                           Name: Richard De Sanctis
                                           Title:Executive Vice President and
                                                 Chief Financial Officer